EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and any amendments to it with respect to the common stock of National Holdings Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to those joint filings. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

FORTRESS BIOTECH, INC.

By:	/s/ Lindsay A. Rosenwald, M.D.
Name:	Lindsay A. Rosenwald, M.D.
Title:	CEO and President

FBIO ACQUISITION, INC.

By:	/s/ Lindsay A. Rosenwald, M.D.
Name:	Lindsay A. Rosenwald, M.D.
Title:	CEO and President

OPUS POINT PARTNERS, LLC

By: OPUS POINT PARTNERS MANAGEMENT, LLC

By:	/s/ Michael S. Weiss
Name:	Michael S. Weiss
Title:	Manager

OPUS POINT PARTNERS MANAGEMENT, LLC

By:	/s/ Michael S. Weiss
Name:	Michael S. Weiss
Title:	Manager

/s/ Michael S. Weiss
Michael S. Weiss

/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.